Exhibit 99.1

Issuer Direct Reports Third Quarter Financial Results

Total Revenue Increases 2% while Platform and Technology Revenue Increases 56% Year Over Year

MORRISVILLE, NC / ACCESSWIRE / November 2, 2017 / Issuer Direct Corporation (NYSE American: ISDR) (the "Company"), an industry-leading communications and compliance company, today reported its operating results for the three months ended September 30, 2017. The Company will host an investor conference call today at 4:30 PM Eastern Time to discuss its operating results.

Third Quarter 2017 and Recent Highlights:

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Total revenue was $2,931,000, a 2% increase from $2,873,000 in Q3 2016 and a 15% decrease from $3,443,000 in Q2 2017.

●
Platform and Technology revenue increased 56% from Q3 2016 and decreased 5% from Q2 2017.

●
Overall gross margin was 72%, compared to 74% in Q3 2016 and Q2 2017.

●
Platform and Technology gross margin remained strong at 82%, consistent with Q3 2016, and compared to 84% in Q2 2017.

●
GAAP earnings per diluted share was $0.10 compared to $0.07 in Q3 2016 and $0.16 in Q2 2017.

●
The Company generated cash flows from operations of $638,000 compared to $534,000 in Q3 2016 and $810,000 in Q2 2017.

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On October 2, 2017, Issuer Direct acquired Interwest Transfer Company, Inc. for cash and 25,235 shares of the Company’s common stock totaling approximately $3,228,000.

●
On October 10, 2017, the Company's Board of Directors declared a quarterly cash dividend of $0.05 per share, marking the ninth straight quarter of paying dividends.

Customer Count Metrics:

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The Company had 1,582 Platform and Technology customers during the third quarter of 2017, compared to 1,530 during Q3 2016 and 1,854 during Q2 2017.

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The Company had 493 Services customers during Q3 2017, compared to 554 during Q3 2016 and 622 during Q2 2017.

Brian Balbirnie, CEO of Issuer Direct, commented, “We are pleased to see our Platform and Technology business performing well. A strong Platform and Technology revenue increase of 56% over the same period last year, brings revenue from this business to 55% of our overall revenues, compared to 36% in the same period last year and 50% during the second quarter of 2017. As our business continues to transition into our platform first strategy, we have been able to continue to outpace our legacy services business decline, with total revenues increasing 2% and cash flow from operations increasing 19% year over year. Although there is still some seasonality in our business due to the nature of annual meetings, the strong year over year increase in cash flow illustrates the leverage and earnings power in our model, especially as more and more of our revenues are derived from our higher margin Platform and Technology business.”

“We were also very excited to have completed the acquisition of Interwest Transfer, right after the end of the quarter. This acquisition adds 300+ customers to our growing install base. With the integration of their employees, customers and processes well underway, we hope to provide many of our new customers with solutions for all of their shareholder communication and compliance needs,” added Mr. Balbirnie.

Financial Results for the Third Quarter Ended September 30, 2017:

Total revenue for the third quarter of 2017 was $2,931,000 compared to $2,873,000 for the same period of 2016.

Platform and Technology revenue increased $584,000 or 56%, during the third quarter of 2017, as compared to the third quarter of 2016. The increase is primarily due to an increase in revenue from our ACCESSWIRE® platform, as we continue to penetrate the newswire market. We also achieved increases in revenue from increased licensing of most of our other Platform id.™ cloud-based products. As a percentage of overall revenue, Platform & Technology revenue increased to 55% of total revenue for the three months ended September 30, 2017 compared to 36% for the same period of 2016.

Services revenue decreased $526,000 or 29%, during the third quarter of 2017, as compared to the same period of 2016. A majority of the decrease is related to the continued customer attrition we experienced in our legacy ARS business as companies elect to leave the service or transition to our electronic delivery alternative (reflected as Platform and Technology revenue). Our print and proxy distribution services declined compared to the same quarter of the prior year due to timing of certain projects and the impact of one-time projects that occurred in the prior year. In addition, we experienced continued decline in our compliance services business as the market for these services commoditizes and we experience continued pricing pressure.

Gross margin for the third quarter of 2017 was $2,110,000, or 72% of total revenue, compared to $2,134,000, or 74% of revenue, in the third quarter of 2016. The decrease in gross margin percentage is primarily due to a decrease in gross margin in our Services business as a result of lower revenue associated with fixed costs of delivering the services.

Operating income was $481,000 for the three months ended September 30, 2017, as compared to operating income of $294,000 during the same period of the prior year. The increase is primarily attributable to decreases in employee related expenses, bad debt expense and amortization of intangible assets.

On a GAAP basis, we generated net income of $308,000 or $0.10 per diluted share, during the three months ended September 30, 2017, compared to $195,000, or $0.07 per diluted share during the three months ended September 30, 2016.

Third quarter EBITDA was $663,000, or 23% of revenue, compared to $550,000, or 19% of revenue during the third quarter of 2016. Non-GAAP net income was $445,000 or $0.15 per diluted share, compared to $403,000 or $0.14 per diluted share, during the third quarter of 2016. The Non-GAAP results exclude amortization of intangible assets, stock-based compensation, unusual, non-recurring gains, integration and acquisition costs, the impact of discrete items impacting income tax expense and tax impact of adjustments. Please refer to the tables below for the calculation of EBITDA and the reconciliation of GAAP income and earnings per share to Non-GAAP income and earnings per share.

Financial Results for the Nine Months Ended September 30, 2017:

Total revenue was $9,229,000 for the nine months ended September 30, 2017, compared to $9,284,000 for the nine months ended September 30, 2016. It is important to note included in revenue for the nine months ended September 30, 2016 was $316,000 related to the reversal of an accrual for unused postage credits related to ARS customers acquired from PrecisionIR. Absent this one-time benefit, revenue for the nine months ended September 30, 2017, would have increased 3% over the same period of the prior year.

Platform and Technology revenue increased $1,628,000, or 52%, during the nine months ended September 30, 2017, as compared to the same period of 2016. As noted earlier, the increase is primarily due to an increase in revenue from our ACCESSWIRE® platform, as well as increased licensing of most of our other Platform id. cloud-based products. In keeping with our strategy, Platform and Technology revenue represented 51% of our overall revenue for the nine months ended September 30, 2017, compared to 33% for the same period of 2016.

Services revenue decreased $1,683,000, or 27%, during the nine months ended September 30, 2017, as compared to the same period of 2016. Included in revenue for the nine months ended September 30, 2016 is a one-time benefit related to the reversal of an accrual for unused postage credits, noted above. The decline in Services revenue can be primarily attributed to continued customer attrition in the ARS business, pricing pressure in our compliance services business as well as the timing of certain print and proxy distribution projects.

Gross margin for the nine months ended September 30, 2017 was $6,753,000, or 73% of total revenue, compared to $6,951,000, or 75% gross margin, in the first nine months of 2016. Absent the one-time benefit noted earlier, gross margin as a percentage of revenue would have been 74% for the nine months ended September 30, 2016.

Operating income was $1,588,000 for the nine months ended September 30, 2017, as compared to operating income of $1,451,000 during the same period of the prior year.

On a GAAP basis, we generated net income of $1,126,000 or $0.37 per diluted share, during the nine months ended September 30, 2017, compared to $1,045,000, or $0.36 per diluted share, during the nine months ended September 30, 2016.

EBITDA for the nine months ended September 30, 2017 was $2,093,000, or 23% of revenue, compared to $2,426,000, or 26%, during the same period of 2016. Non-GAAP net income was $1,441,000, or $0.48 per diluted share, compared to $1,485,000, or $0.51 per diluted share, during the nine months ended September 30, 2016. The Non-GAAP results exclude amortization of intangible assets, stock-based compensation, unusual, non-recurring gains, integration and acquisition costs, the impact of discrete items impacting income tax expense and tax impact of adjustments. Please refer to the tables below for the calculation of EBITDA and the reconciliation of GAAP income and earnings per share to Non-GAAP income and earnings per share.

Non-GAAP Information

Certain Non-GAAP financial measures are included in this press release. In the calculation of these measures, the Company generally excludes certain items, such as amortization and impairment of acquired intangibles, non-cash stock-based compensation charges and unusual, non-recurring gains and charges. The Company believes that excluding such items provides investors and management with a representation of the Company's core operating performance and with information useful in assessing its prospects for the future and underlying trends in the Company's operating expenditures and continuing operations. Management uses such Non-GAAP measures to evaluate financial results and manage operations. The release and the attachments to this release provide a reconciliation of each of the Non-GAAP measures referred to in this release to the most directly comparable GAAP measure. The Non-GAAP financial measures are not meant to be considered a substitute for the corresponding GAAP financial statements and investors should evaluate them carefully. These Non-GAAP financial measures may differ materially from the Non-GAAP financial measures used by other companies.

CALCULATION OF EBITDA

($ in ‘000’s)

	Three Months ended September 30,
	2017	2016
	Amount	Amount

Net income:	$308	$195
Adjustments:
Depreciation and amortization	182	263
Interest income	(1)	(1)
Income tax expense	174	93
EBITDA:	$663	$550

	Nine Months ended September 30,
	2017	2016
	Amount	Amount

Net income:	$1,126	$1,045
Adjustments:
Depreciation and amortization	532	900
Interest income	(3)	(3)
Income tax expense	438	484
EBITDA:	$2,093	$2,426

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES

($ in ‘000’s, except per share amounts)

	Three Months ended September 30,
	2017		2016
	Amount	Per diluted share	Amount	Per diluted share

Net income:	$308	$0.10	$195	$0.07
Adjustments:
Amortization of intangible assets (1)	83	0.03	190	0.07
Stock-based compensation (2)	105	0.03	123	0.04
Unusual, non-recurring gains (3)	-	-	7	-
Integration and acquisition costs (4)	20	0.01	-	-
Tax impact of adjustments (5)	(71)	(0.02)	(109)	(0.04)
Impact of discrete items impacting income tax expense (6)	-	-	(13)	(0.01)
Non-GAAP net income:	$445	$0.15	$393	$0.13

	Nine Months ended September 30,
	2017		2016
	Amount	Per diluted share	Amount	Per diluted share

Net income:	$1,126	$0.37	$1,045	$0.36
Adjustments:
Amortization of intangible assets (1)	249	0.08	706	0.24
Stock-based compensation (2)	365	0.12	460	0.16
Unusual, non-recurring gains (3)	28	0.01	(391)	(0.14)
Integration and acquisition costs (4)	20	0.01	-	-
Tax impact of adjustments (5)	(225)	(0.07)	(263)	(0.09)
Impact of discrete items impacting income tax expense (6)	(122)	(0.04)	(72)	(0.02)
Non-GAAP net income:	$1,441	$0.48	$1,485	$0.51

(1)
The adjustments represent the amortization of intangible assets related to acquired assets and companies.

(2)
The adjustments represent stock-based compensation expense related to awards of stock options, restricted stock units or common stock in exchange for services. Although the Company expects to continue to award stock to employees or in exchange for services, the amount of stock-based compensation is excluded as it is subject to change as a result of one-time or non-recurring projects.

(3)
The adjustment removes gains or losses during the period that are unusual, non-recurring or infrequent in nature and don’t relate to the core business of the Company. For the three and nine months ended September 30, 2017, these losses include a loss on the change in fair value of stock received, in lieu of cash, related to the settlement of a receivable. For the three and nine months ended September 30, 2016, these gains include a gain on the change in fair value of stock noted above and the reversal of an accrual related to unused postage credits related to ARS clients acquired during the acquisition or PrecisionIR.

(4)
The adjustments represent legal fees and other non-recurring costs in connection with the acquisition of Interwest.

(5)
This adjustment gives effect to the tax impact of all non-GAAP adjustments at the Federal rate of 34%.

(6)
The adjustment eliminates the income tax benefit of discrete items impacting income tax expense. For the three and nine months ended September 30, 2017, this related to the excess stock-based compensation tax benefit recognized in income tax expense during the period, in connection with the Company’s adoption of ASU 2016-09. During the three and nine months ended September 30, 2016, this related to the reversal of a valuation allowance established for net operating losses for PrecisionIR Group, Inc. at the date of acquisition.

Conference Call Information

To participate in this event dial approximately 5 to 10 minutes before the beginning of the call.

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Date, Time: November 2, 2017, 4:30PM ET

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Toll free: 888.567.1602

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International: 404.267.0373

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Live Webcast: https://www.investornetwork.com/company/816

Conference Call Replay Information

The replay will be available beginning approximately 1 hour after the completion of the live event, ending at midnight eastern on December 2, 2017.

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Toll free: 877.481.4010

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International: 919.882.2331

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Reference ID: 21907

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Web replay: http://www.issuerdirect.com/earnings-calls-and-scripts/

About Issuer Direct Corporation

Issuer Direct® is an industry-leading communications  and compliance company focusing on the needs of corporate issuers. Issuer Direct's principal platform, Platform id., empowers users by thoughtfully integrating the most relevant tools, technologies, and services, thus eliminating the complexity associated with producing and distributing financial and business communications. Headquartered in RTP, NC, Issuer Direct serves more than 2,000 public and private companies in more than 18 countries. For more information, please visit www.issuerdirect.com.

Learn more about Issuer Direct today: Investor Tear Sheet.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words "believe," "anticipate," "estimate," "expect," "intend," "plan," "project," "prospects," "outlook," and similar words or expressions, or future or conditional verbs, such as "will," "should," "would," "may," and "could," are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance, or achievements to be materially different from any anticipated results, performance, or achievements. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company's forward-looking statements, please see the Company's Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 2016, including but not limited to the discussion under "Risk Factors" therein, which the Company has filed with the SEC and which may be viewed at http://www.sec.gov/.

For Further Information:

Issuer Direct Corporation

Brian R. Balbirnie
(919)-481-4000
brian.balbirnie@issuerdirect.com

Hayden IR

Brett Maas
(646)-536-7331
brett@haydenir.com

Hayden IR

James Carbonara
(646)-755-7412
james@haydenir.com

SOURCE: Issuer Direct Corporation

ISSUER DIRECT CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	September 30,	December 31,
	2017	2016
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$6,407	$5,339
Accounts receivable (net of allowance for doubtful accounts of $434 and $429, respectively)	1,067	1,300
Other current assets	396	189
Total current assets	7,870	6,828
Capitalized software (net of accumulated amortization of $436 and $207, respectively)	2,767	2,048
Fixed assets (net of accumulated amortization of $372 and $318, respectively)	159	204
Deferred income tax asset	137	141
Other long-term assets	18	18
Goodwill	2,242	2,242
Intangible assets (net of accumulated amortization of $3,573 and $3,324, respectively)	1,131	1,380
Total assets	$14,324	$12,861

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$481	$344
Accrued expenses	680	806
Income taxes payable	80	112
Deferred revenue	958	843
Total current liabilities	2,199	2,105
Deferred income tax liability	54	66
Other long-term liabilities	86	112
Total liabilities	2,339	2,283
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value, 1,000,000 and 30,000,000 shares authorized, no shares issued and outstanding as of September 30, 2017 and December 31, 2016, respectively.	-	-
Common stock $0.001 par value, 20,000,000 and 100,000,000 shares authorized, 2,955,759 and 2,860,944 shares issued and outstanding as of September 30, 2017 and December 31, 2016, respectively.	3	3
Additional paid-in capital	9,776	9,120
Other accumulated comprehensive income (loss)	29	(36)
Retained earnings	2,177	1,491
Total stockholders' equity	11,985	10,578
Total liabilities and stockholders’ equity	$14,324	$12,861

ISSUER DIRECT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2017	2016	2017	2016

Revenues	$2,931	$2,873	$9,229	$9,284
Cost of revenues	821	739	2,476	2,333
Gross profit	2,110	2,134	6,753	6,951
Operating costs and expenses:
General and administrative	758	839	2,525	2,482
Sales and marketing expenses	613	652	1,920	1,947
Product development	156	133	410	291
Depreciation and amortization	102	216	310	780
Total operating costs and expenses	1,629	1,840	5,165	5,500
Operating income	481	294	1,588	1,451
Other income (expense)	1	(6)	(24)	78
Income before taxes	482	288	1,564	1,529
Income tax expense	174	93	438	484
Net income	$308	$195	$1,126	$1,045
Income per share – basic	$0.10	$0.07	$0.38	$0.37
Income per share – fully diluted	$0.10	$0.07	$0.37	$0.36
Weighted average number of common shares outstanding – basic	2,955	2,836	2,931	2,807
Weighted average number of common shares outstanding – fully diluted	3,036	2,936	3,013	2,899

ISSUER DIRECT CORPORATION
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)
(in thousands)

	For the Three Months Ended		For the Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2017	2016	2017	2016

Net income	$308	$195	$1,126	$1,045
Foreign currency translation adjustment	31	(2)	65	10
Comprehensive income	$339	$193	$1,191	$1,055

ISSUER DIRECT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	For the Nine Months Ended
	September 30,	September 30,
	2017	2016
Cash flows from operating activities:
Net income	$1,126	$1,045
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	532	900
Bad debt expense	119	191
Deferred income taxes	-	73
Stock-based compensation expense	365	460
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	122	(274)
Decrease (increase) in deposits and prepaid assets	(207)	(135)
Increase (decrease) in accounts payable	127	(95)
Increase (decrease) in accrued expenses	(193)	(281)
Increase (decrease) in deferred revenue	104	136
Net cash provided by operating activities	2,095	2,020

Cash flows from investing activities:
Capitalized software	(891)	(751)
Purchase of fixed assets	(9)	(59)
Net cash used in investing activities	(900)	(810)

Cash flows from financing activities:
Proceeds from exercise of stock options, net of income taxes	235	33
Payment of dividend	(440)	(309)
Net cash used in financing activities	(205)	(276)

Net change in cash	990	934
Cash – beginning	5,339	4,215
Currency translation adjustment	78	(14)
Cash – ending	$6,407	$5,135

Supplemental disclosures:
Cash paid for income taxes	$659	$435
Non-cash activities:
Stock-based compensation - capitalized software	$57	$352